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                                                               Exhibit 4.4.1

     DECLARATION OF TRUST, dated as of March 17, 1999 between Pogo Producing Company, a Delaware corporation, as Sponsor (the "Sponsor"), and Wilmington Trust Company, not in its individual capacity but solely as trustee (the "Property Trustee"), Wilmington Trust Company, not in its individual capacity but solely as trustee (the "Delaware Trustee"), and Gerald A. Morton, not in his individual capacity but solely as trustee (the Property Trustee, Delaware Trustee and such individual as trustee, collectively the "Trustees"). The Sponsor and the Trustees hereby agree as follows:

     1. The Delaware business trust created hereby shall be known as "Pogo Trust I" (the "Trust"), in which name the Trustees, or the Sponsor to the extent provided herein, may conduct the business of the Trust, make and execute contracts, and sue and be sued.

     2. The Sponsor hereby assigns, transfers, conveys and sets over to the Trust the sum of $10. The Trust hereby acknowledges receipt of such amount from the Sponsor, which amount shall constitute the initial trust estate. It is the intention of the parties hereto that the Trust created hereby constitute a business trust under Chapter 38 of Title 12 of the Delaware Code, 12 DEL. CODE
Section 3801 ET SEQ. (the "Business Trust Act"), and that this document constitutes the governing instrument of the Trust. The Trustees are hereby authorized and directed to execute and file a certificate of trust with the Secretary of State of the State of Delaware in the form attached hereto in accordance with the provisions of the Business Trust Act. The Trust is hereby established by the Sponsor and the Trustees for the purposes of (i) issuing preferred securities representing undivided beneficial interests in the assets of the Trust ("Preferred Securities") in exchange for cash and investing the proceeds thereof in junior subordinated debentures of the Sponsor, (ii) issuing and selling common securities representing an undivided beneficial interest in the assets of the Trust ("Common Securities") to the Sponsor in exchange for cash and investing the proceeds thereof in additional junior subordinated debentures of the Sponsor and (iii) engaging in such other activities as are necessary, convenient or incidental thereto.

     3. The Sponsor and the Trustees will enter into an Amended and Restated Declaration of Trust, satisfactory to each such party and substantially in the form included as an exhibit to the 1933 Act Registration Statement referred to below, to provide for the contemplated operation of the Trust created hereby and the issuance of the Preferred Securities and Common Securities referred to therein. Prior to the execution and delivery of such Amended and Restated Declaration of Trust, the Trustees shall not have any duty or obligation hereunder or with respect to the trust estate, except as otherwise required by applicable law or as may be necessary to obtain prior to such execution and delivery any licenses, consents or approvals required by applicable law or otherwise.

     4. The Sponsor, as the sponsor of the Trust, is hereby authorized (i) to prepare and file with the Securities and Exchange Commission (the "Commission") and execute, in each case on behalf of the Trust, (a) a Registration Statement on Form S-3 (the "1933 Act Registration Statement"), including any pre-effective or post-effective amendments to such Registration


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Statement, relating to the registration under the Securities Act of 1933, as amended, of the Preferred Securities and certain other securities of the Sponsor and (b) if the Sponsor shall deem it desirable, a Registration Statement on Form 8-A (the "1934 Act Registration Statement") (including all pre-effective and post-effective amendments thereto) relating to the registration of the Preferred Securities under Section 12 of the Securities Exchange Act of 1934, as amended;
(ii) if the Sponsor shall deem it desirable, to prepare and file with the New York Stock Exchange or one or more national securities exchange(s) (each, an "Exchange") or the National Association of Securities Dealers, Inc. (the "NASD") and execute on behalf of the Trust a listing application or applications and all other applications, statements, certificates, agreements and other instruments as shall be necessary or desirable to cause the Preferred Securities to be listed on any such Exchange or the NASD's Nasdaq National Market ("Nasdaq");
(iii) to prepare and file and execute on behalf of the Trust such applications, reports, surety bonds, irrevocable consents, appointments of attorney for service of process and other papers and documents as the Sponsor, on behalf of the Trust, may deem necessary or desirable to register the Preferred Securities under the securities or "Blue Sky" laws of such jurisdictions as the Sponsor, on behalf of the Trust, may deem necessary or desirable, (iv) to negotiate the terms of and execute on behalf of the Trust an underwriting agreement among the Trust, the Sponsor and any underwriter(s), dealer(s) or agent(s) relating to the Preferred Securities, as the Sponsor, on behalf of the Trust, may deem necessary or desirable and (v) to execute and deliver on behalf of the Trust letters or documents to, or instruments for filing with, a depository relating to the Preferred Securities. In the event that any filing referred to in clauses
(i)-(iii) above is required by the rules and regulations of the Commission, any Exchange, Nasdaq, the NASD or state securities or blue sky laws, to be executed on behalf of the Trust by the Trustees, any Trustee appointed pursuant to
Section 6 hereof, in their capacities as Trustees of the Trust, and the Sponsor are hereby authorized and directed to join in any such filing and to execute on behalf of the Trust any and all of the foregoing, it being understood that the Property Trustee, the Delaware Trustee and Gerald A. Morton, in his capacity as a Trustee of the Trust, shall not be required to join in any such filing or execute on behalf of the Trust any such document unless required by the rules and regulations of the Commission, any Exchange, Nasdaq, the NASD or state securities or blue sky laws. In connection with all of the foregoing, the Sponsor and each Trustee, solely in its capacity as Trustee of the Trust, hereby constitutes and appoints Paul G. Van Wagenen, Thomas E. Hart and Gerald A. Morton, and each of them, his, her or its, as the case may be, true and lawful attorneys-in-fact, and agents, with full power of substitution and resubstitution, for the Sponsor or such Trustee and in the Sponsor's or such Trustee's name, place and stead, in any and all capacities, to sign and file (i) any and all amendments (including post-effective amendments) to the 1933 Act Registration Statement and the 1934 Act Registration Statement with all exhibits thereto, and other documents in connection therewith, and (ii) a registration statement, and any and all amendments thereto, relating thereto filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, with the Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as the Sponsor or such Trustee might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


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

     5. (a) Except as otherwise expressly required in Section 4 of this Trust Agreement, the Trustees shall not have any duty or liability with respect to the administration of the Trust, the investment of the Trust's property or the payment of dividends or other distributions of income or principal to the Trust's beneficiaries, and no implied obligations shall be inferred from this Trust Agreement on the part of the Trustees. the Trustees shall not be liable for the acts or omissions of the Sponsor or any other person who acts on behalf of the Trust or shall the Trustees be liable for any act or omission by them in good faith in accordance with the directions of the Sponsor.

          (b) The Trustees accept the trusts hereby created and agrees to perform their duties hereunder with respect to the same but only upon the terms of this Trust Agreement. The Trustees shall not be personally liable under any circumstances, except for their own willful misconduct or gross negligence. In particular, but not by way of limitation:

               (i) The Trustees shall not be personally liable for any error of judgment made in good faith by an officer or employee of the Trustees;

               (ii) No provision of this Trust Agreement shall require the Trustees to expend or risk their personal funds or otherwise incur any financial liability in the performance of its rights or duties hereunder, if the Trustees shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to them;

               (iii) Under no circumstance shall the Trustees be personally liable for any representation, warranty, covenant or indebtedness of the Trust;

               (iv) The Trustees shall not be personally responsible for or in respect of the genuineness, form or value of the Trust property, the validity or sufficiency of this Trust Agreement or for the due execution hereof by the Sponsor;

               (v) In the event that they are unsure as to the course of action to be taken by them hereunder, the Trustees may request instructions from the Sponsor and to the extent the Trustees follow such instructions in good faith they shall not be liable to any person. In the event that no instructions are provided within the time requested by the Trustees, they shall have no duty or liability for their failure to take any action or for any action they take in good faith;

               (vi) All funds deposited with the Trustees hereunder may be held in a non-interest bearing trust account and the Trustees shall not be liable for any interest thereon or for any loss as a result of the investment thereof at the direction of the Sponsor;

               (vii) To the extent that, at law or in equity, the Trustees have duties and liabilities relating thereto to the Sponsor or the Trust, the Sponsor agrees that such duties and liabilities are replaced by the terms of this Trust Agreement.


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          (c)  The Trustees shall incur no liability to anyone in acting upon any document believed by them to be genuine and believed by them to be signed by the proper party or parties. The Trustees may accept a certified copy of a resolution of the board of directors or other governing body of any corporate party as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect. As to any fact or matter the manner of ascertainment is not specifically prescribed herein, the Trustees may for all purposes hereof rely on a certificate, signed by the Sponsor, as to such fact or matter, and such certificate shall constitute full protection to the Trustees for any action taken or omitted to be taken by them in good faith in reliance thereon.

          (d) In the exercise or administration of the trusts hereunder, the Trustees (i) may act directly or, at the expense of the Sponsor, through agents or attorneys, and the Trustees shall not be liable for the default or misconduct of such attorneys or agents if such agents and attorneys shall have been selected by the Trustees in good faith, and (ii) may, at the expense of the Sponsor, consult with counsel, accountants and other experts, and they shall not be liable for anything done, suffered or omitted in good faith by them in accordance with the advice or opinion of any such counsel, accountants or other experts.

          (e) Notwithstanding anything contained herein to the contrary, the Delaware Trustee shall not be required to take any action in any jurisdiction other than the State of Delaware if the taking of such action will (i) require the consent or approval or authorization or order of or the giving of notice to, or the registration with or the taking of any other action in respect of, any state or other governmental authority or agency of any jurisdiction other than the State of Delaware, (ii) result in any fee, tax or other governmental charge under the laws of any jurisdiction or any political subdivision thereof in existence becoming payable by the Delaware Trustee, or (iii) subject the Delaware Trustee to personal jurisdiction in any jurisdiction other than the State of Delaware for causes of action arising from acts unrelated to the consummation of the transactions by the Delaware Trustee, as the case may be, contemplated hereby.

          (f) In accepting and performing the trust hereby created, the Trustees act solely as trustees hereunder and not in their individual capacity, and all persons having any claim against the Trustees by reason of the transactions contemplated by this Trust Agreement shall look only to the Trust's property for payment or satisfaction thereof.

     6. The Sponsor hereby agrees to (i) compensate the Trustees for their services hereunder in an amount separately agreed to by the Sponsor and the Trustees, (ii) reimburse the Trustees for all reasonable expenses (including reasonable fees and expenses of counsel and other experts) and (iii) indemnify, defend and hold harmless the Trustees and any of the officers, directors, employees and agents of the Trustees (the "Indemnified Persons") from and against any and all losses, damages, liabilities, claims, actions, suits, costs, expenses, disbursements (including reasonable fees and expenses of their counsel), taxes and penalties of any kind and nature whatsoever (collectively, "Expenses"), to the extent that such Expenses arise out of or are imposed upon or asserted at any time against such Indemnified Person with respect to the performance of this Trust Agreement, the


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

creation, operation or termination of the Trust or the transactions contemplated hereby; PROVIDED, HOWEVER, that the Sponsor shall not be required to indemnify any Indemnified Person for any Expenses which are a result of the willful misconduct, bad faith or gross negligence of such Indemnified Person. The obligations of the Sponsor under this Section 6 shall survive the termination of this Trust Agreement.

     7.   This Declaration of Trust may be executed in one or more counterparts.

     8. The number of Trustees initially shall be three (3) and thereafter the number of Trustees shall be such number as shall be fixed from time to time by a written instrument signed by the Sponsor which may increase or decrease the number of Trustees; provided, however, that the number of Trustees shall in no event be less than three (3); and provided, further that to the extent required by the Business Trust Act, one Trustee shall either be a natural person who is a resident of the State of Delaware or, if not a natural person, an entity which has its principal place of business in the State of Delaware and meets other requirements imposed by applicable law. Subject to the foregoing, the Sponsor is entitled to appoint or remove without cause any Trustee at any time. Any Trustee may resign upon thirty days' prior notice to the Sponsor.

     9. Wilmington Trust Company, in its capacity as Delaware Trustee, shall not have any of the powers or duties of the Trustees set forth herein and shall be a Trustee of the Trust for the sole purpose of satisfying the requirements of
Section 3807(a) of the Business Trust Act.

     10. The Trust may be dissolved and terminated before the issuance of any Preferred Securities at the election of the Sponsor.

     11. This Declaration of Trust shall be governed by, and construed in accordance with, the laws of the State of Delaware (without regard to conflict of laws principles).



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     IN WITNESS WHEREOF, the parties hereto have caused this Declaration of
Trust to be duly executed as of the day and year first above written.

                                   POGO PRODUCING COMPANY,
                                   as Sponsor


                                   By:  /s/ Gerald A. Morton
                                      -----------------------------------
                                      Name:  Gerald A. Morton
                                      Title: Vice President--Law and
                                             Corporate Secretary



                                   WILMINGTON TRUST COMPANY,
                                   not in its individual capacity but solely as Property Trustee


                                   By: /s/ Jill K. Morrison
                                     -----------------------------------
                                     Name:   Jill K. Morrison
                                     Title:  Administrative Account Manager



                                   WILMINGTON TRUST COMPANY,
                                   not in its individual capacity but solely as Delaware Trustee


                                   By: /s/ Jill K. Morrison
                                     -----------------------------------
                                     Name:   Jill K. Morrison
                                     Title:  Administrative Account Manager



                                   GERALD A. MORTON,
                                   not in his individual capacity but solely as Trustee


                                   By: /s/ Gerald A. Morton
                                      -----------------------------------

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



                                CERTIFICATE OF TRUST
                                         OF
                                    POGO TRUST I

     THIS CERTIFICATE OF TRUST of Pogo Trust I (the "TRUST"), dated as of
March 17, 1999, is being duly executed and filed by the undersigned, as trustees, with the Secretary of State of the State of Delaware to form a business trust under the Delaware Business Trust Act (12 DEL. CODE Section 3801 ET SEQ.).

     1.   NAME.  The name of the business trust being formed hereby is Pogo
Trust I.

     2. DELAWARE TRUSTEE. The name and business address of the trustee of the Trust with a principal place of business in the State of Delaware are Wilmington Trust Company, 1100 North Market Street, Wilmington, Delaware 19810.

     3. EFFECTIVE DATE. This Certificate of Trust shall be effective at the time of its filing with the Secretary of State of the State of Delaware.


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     IN WITNESS WHEREOF, the undersigned, being the sole trustees of the Trust at the time of filing this Certificate of Trust, have executed this Certificate of Trust as of the date first above written.

                              WILMINGTON TRUST COMPANY,
                              as Delaware Trustee


                              By: /s/ Jill K. Morrison
                                 -----------------------------
                                 Name:  Jill K. Morrison
                                 Title: Administrative Account Manager


                              WILMINGTON TRUST COMPANY,
                              as Property Trustee


                              By: /s/ Jill K. Morrison
                                 -----------------------------
                                 Name:  Jill K. Morrison
                                 Title: Administrative Account Manager


                              Gerald A. Morton,
                              as Regular Trustee


                              By: /s/ Gerald A. Morton
                                 -----------------------------


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